UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT

ReNew Energy Global plc

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

United Kingdom	98-1607117
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
C/o Vistra (UK) Ltd., 4th Floor 11-12 St. James’ Square London, United Kingdom	SW1Y 4LB
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for 1.0917589 Class A ordinary shares at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A registration statement file number to which this form relates: 333-256228

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant‘s Securities to be Registered

The securities to be registered hereby are the ordinary shares and warrants of ReNew Energy Global plc. The description of the ordinary shares and warrants contained in the proxy statement/prospectus forming a part of the Registration Statement on Form F-4, as originally filed with the Securities and Exchange Commission on May 18, 2021, as amended from time to time (Registration No. 333-256228) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

The Class A Shares and the RMG II Adjusted Warrants to be registered hereunder have been approved for listing on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “RNW” and “RNWWW”, respectively.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ReNew Energy Global plc

Dated: August 20, 2021	By:	/s/ Sumant Sinha
	Name:	Sumant Sinha
	Title:	Chief Executive Officer